U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM SB-2/A
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      GREATLENDER.COM, INC.
           (Name of Small Business Issuer in its charter)

Nevada                              7382                    88-0426887
(State or Jurisdiction          (Primary                (IRS Employer
of Incorporation or               Standard                Identification
Organization)                    Industrial                 Number)
                               Classification
                                   Code)

                  3191 South Valley Street, Suite 201
                       Salt Lake City, Utah 84109
                         Telephone: 801-272-4400
                (Address and telephone number of Registrant's principal executive offices and principal place of business)

          (Name, address, and telephone number of agent for service)
                              James N. Barber
                        Suite 100, Bank One Tower
                             50 West Broadway
                        Salt Lake City, Utah 84101
                        Telephone: (801) 364-6500

Approximate date of proposed sale to the public:

As soon as practicable after this Registration
Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / X /

                      CALCULATION OF REGISTRATION FEE

          Title of each                Dollar
        class of securities          amount to        Amount of
         to be registered          be registered   registration fee

          Common Stock                $100,000          $26.40

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                  PROSPECTUS

GREATLENDER.COM, INC.
3191 South Valley Street, Suite 201
  Salt Lake City, Utah 84109

Greatlender.com, Inc. ("Greatlender") proposes to offer not less than 1,000,000 nor more than 2,000,000 of its common shares at an offering price of Five Cents ($0.05) per share. Greatlender is offering the shares in a direct public offering in which it is intended that the shares will be placed by its officers and directors. If the officers and directors are unable to sell the shares within 120 days of the effective date of the registration statement on Form SB-2 being filed by Greatlender, we reserve the right to employ brokers or registered agents to place the shares and pay sales commissions of up to 10% of the sale price. All proceeds from the sale of the shares will be held in escrow in a separate, non-interest bearing account for 120 days or until a minimum of 1,000,000 shares shall have been sold and a minimum of $50,000 in gross proceeds have been received for the sale of shares. If The minimum is not received within the offering period, all funds received from investors will be returned without interest.

NO NATIONAL SECURITIES EXCHANGE OR THE NASDAQ STOCK MARKET LISTS THE SECURITIES OFFERED.

THE INVESTMENT DESCRIBED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE TOTAL LOSS OF THEIR
INVESTMENT.   PLEASE CAREFULLY READ AND CONSIDER THE "RISK FACTORS" PRESENTED
BEGINNING ON PAGE ONE (1) OF THIS PROSPECTUS.

              Price to Purchasers     Commissions     Proceeds to the Company

Per Share        $           0.05     $      .005     $        0.045
Minimum Offering $      50,000.00     $  5,000.00     $    45,000.00
Maximum Offering $     100,000.00     $ 10,000.00     $    90,000.00



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATION OR GIVE ANY INFORMATION WITH RESPECT TO THIS OFFERING, EXCEPT FOR THE INFORMATION CONTAINED HEREIN, AND NO OFFEREE MAY RELY ON ANY REPRESENTATION OR INFORMATION THAT MAY BE MADE OR GIVEN IN VIOLATION OF THE ABOVE.

The date of this prospectus is October ____, 2000.

TABLE OF CONTENTS

Item                                                          Page

Summary Information and Risk Factors                            1
Risk Factors                                                    1
Use of Proceeds                                                 3
Determination of Offering Price                                 4
Dilution                                                        4
Plan of Distribution                                            4
Legal Proceedings                                               5
Directors, Executive Officers, Promoters and
Control Persons                                                 5
Security Ownership of Certain Beneficial Owners
And Management                                                  7
Description of Securities                                       7
Interest of Named Experts and Counsel                           8
Disclosure of Commission Position on
Indemnification for Securities Act Liabilities                  8
Organization within last five years                             9
Description of Business                                         9
Plan of Operation                                              13
Description of Property                                        13
Certain Relationships and Related Transactions                 13
Market for Common Equity and Related Stockholder
Matters                                                        14
Executive Compensation                                         14
Changes in and disagreements with accountants
on Accounting and Financial Disclosure                         14
Financial Statements                                           15

      SUMMARY

Issuer:  Greatlender.com, Inc.3191 South Valley Street, Suite 201
Salt Lake City, Utah 84109

Securities Offered: Not less than 1,000,000 nor more than 2,000,000 shares of Common Stock, $0.001 par value.

Price per Share:  $0.05

Net Proceeds:  Not less than $40,000 nor more than $90,000

Description of Business: The Company intends to operate as a referral source and conduit through which to offer mortgage loans and processing services to the public via the internet. All loans generated by Greatlender will be processed and placed under a contract between Greatlender and Intermountain Mortgage, a related entity.

Use of Proceeds: The Company will use the proceeds of this Offering to enhance and improve a web site, establish operations and market its services.

Type of Offering: This Offering is a direct public offering to be conducted by the issuer and its officers and directors without the assistance of an underwriter. The shares offered have been registered under the Securities Act of 1933 pursuant to a registration statement on Form SB-2. The Common Stock is offered by the officers and directors of the Company, who will not be paid any commission on the sale of the Common Stock. If the officers and directors are unable to place the offering within 120 days of the effective date of the registration statement, certain brokers and dealers or agents may be retained to place the shares on the terms described under the caption "Plan of Distribution." Such brokers or agents may be paid commissions of up to 10% of the gross proceeds received from the sale of shares they place.

RISK FACTORS

An investment in the Common Stock offered hereby involves a high degree of risk and immediate and substantial dilution. These risks include, among others, risks associated with the absence of operating revenues or profitable operations, undercapitalization and the need for additional financing. There is also no trading market for the shares of Common Stock and there is no assurance one will develop. Accordingly, the Common Stock offered hereby should not be purchased by persons who cannot afford the loss of their entire investment. We believe the following factors present the greatest risk to purchaser of the Common Shares offered hereby.

Greatlender is an Underfunded Start-up Business with No Operations

The Company was only recently formed and does not have any revenues from operations. Additionally, the Company is undercapitalized with all of its initial capitalization being used to establish a business plan, fund the filing of a registration statement on Form SB-2, and establish an Internet website. The Company needs the proceeds of this Offering to be able to improve its website, advertise the mortgage referral services we intend to provide, and pay for links to other websites we believe have the ability to provide referrals to us. Without the proceeds from this Offering, the Company will not be able to execute its Internet strategy. Even with the proceeds from this Offering, the Company is embarking on a new industry with unproven returns and many unknowns which may require additional financing or may prove the Company's business plan unworkable.

Additional Financing may be required

Even with the proceeds from this Offering, the Company may need additional financing to support the continued development of its mortgage web site and to pay for advertising to attract clients. Additionally, as the Internet mortgage business is a relatively new industry, the Company is uncertain of all of the potential cost and pitfalls it may encounter which could exceed its current budget. Additionally, the cost of marketing an Internet site often are substantially higher than that of a normal mortgage company which relies heavily on personal contacts in the real estate area. With a website, the Company must get its name recognition out in the public's mind and direct traffic to its site rather than to sites maintained by competitors. This may require expensive media advertising. Accordingly, the Company's future success and profitability may be based on its ability to obtain additional financing on favorable terms. Any additional financing may cause dilution to current investors in this Offering and there can be no assurance that any additional financing will be on terms that are favorable to the Company and its shareholders.

Inability to Compete with Established Competitors

The Company will be competing with national companies who are often subsidiaries of large mortgage and banking companies. Because of the formidable nature of the Company's competitors, the Company feels that it must act now to establish its brand identity in Internet mortgages. The longer the Company delays in establishing brand identity, the more difficult it will be to enter this new venue of mortgage lending. Even with the advantage of starting an Internet based mortgage company in the infancy of this new industry, the Company, as a start-up venture with limited assets and no operations, Greatlender will have difficulty competing with the larger, better financed companies who have far greater access to mortgage money and far greater referral sources, who will be also able to use extensive advertising to direct customers to their Internet sites.

General Risks Relating to Investment

Substantial and Immediate Dilution

Investors in this Offering will incur substantial and immediate dilution to their investment based on the net tangible book value per share of Common Stock. If only the minimum is sold, investors would suffer an immediate dilution of $.0327 per share of Common Stock. If the entire offering is sold, investors would suffer an immediate dilution of $.0185 per share of Common Stock. (See "Dilution")

Determination of Price

The offering price of the Shares has been arbitrarily determined by the Company, taking into account the Company's capital needs, and the Company's estimate of the potential value of its business plan. The price established is not based on assets, operations, income, net tangible book value of the Company or any other traditional criteria of value. If the price per share established by the Company is too high, there is a risk that investors may lose all or part of their investment.

Caution Respecting Forward Looking Information

This Prospectus contains certain forward looking information. All of such material is based on a number of variables and assumptions. Further, such information is based on the Company's estimates of present circumstances and on events that have not occurred, which may not occur, or which may occur with different ramifications from those now assumed or anticipated. If investors were to consult with their own advisors, it should be expected that their views may differ from those set forth herein. No assurance can be given that all material assumptions have been considered. Future operating results are in fact impossible to predict. No representation or warranty of any kind is made by the Company and none should be inferred, respecting the future accuracy or completeness of such forward looking material.

No Dividends

The Company has not paid, and does not plan to pay, dividends in the foreseeable future, even if it were profitable. Earnings, if any, are expected to be used to expand operations, for advertising and marketing, and for general corporate purposes, rather than to make distributions to shareholders.

Shares Available for Future Sales

The Company has previously issued shares of Common Stock that constitute "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act. Subject to certain restrictions, such securities may generally be sold in limited amounts one year after their acquisition. In August 1999, we issued 1,000,000 shares of Common Stock which will be available for resale in August 2001. In May of 2000 we sold an additional 500,000 shares to a private person which will be available for resale in May of 2000. Limited quantities of these shares will be available for resale into any trading market which may develop for our shares prior to the date shares of Common Stock sold in this offering will be issued. Sales of these restricted securities under rule 144 or otherwise by current shareholders of the Company could have a depressive effect on any trading market for Greatlender shares that may develop.

No Representation of Investors

No independent opinion regarding the fairness of terms on which the Shares are to be sold has been obtained by the Company. Prospective investors will be relying on the disclosures set forth in this Prospectus and on the business and investment background and experience of themselves and any advisors engaged by them as the basis for their investment decision.

No Cumulative Voting

Holders of Common Stock are not entitled to cumulate their votes for the election of directors or otherwise. Even after the all Shares offered hereunder have been issued, the present shareholders of the Company will be able to elect all of the directors of the Company and effectively control the Company's affairs. (See "DESCRIPTION OF SECURITIES.")

Secondary Trading Restrictions

The Company's Common Stock is covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers which sell certain low priced securities of small issuers with limited capital operating revenues and profits (the "Penny Stock Rules"). The Penny Stock Rules impose certain limitations on brokers who wish to sell such securities to their customers, including prohibitions against soliciting trades in such securities, require additional disclosures related to such securities, requiring brokers to approve prospective customers accounts for purchase thereof, and requiring written specific written agreement from the customer related to each such transaction. The Penny Stock Rules may limit the ability of brokers to market Greatlender shares in any trading market which may develop, and may affect the ability of persons now owning or subsequently acquiring the Company's securities to resell such securities in any trading market that may develop.

Loss of Use of Invested Funds During Offering Period

All proceeds from the sale of shares will be held in a separate escrow account until 1,000,000 shares have been sold and $50,000 in gross proceeds from the sale of shares have been received. If 1,000,000 shares are not sold within 120 days after the effective date of the registration statement covering this offering, all sums received as payment for shares will be refunded without interest. In that event, investors will suffer the loss of use of their money for 120 days plus up to an additional 30 days during which refunds of the purchase price will be processed. Any interest or other investment income which may be produced by investment of the funds during that period will be forfeited.

Lack of Market for Greatlender Shares

There is no existing market for Greatlender shares. No assurance can be given that any trading market for our shares will ever develop. The lack of a trading market may make it difficult if not impossible for investors to resell their shares. In that event, investors may be unable to recover the funds they invest in Greatlender shares for a period which cannot be determined. That period may be forever. Even if a trading market does develop, no assurances can be given regarding the prices which may be bid for Greatlender shares or that the volume of trading in such market will permit sale of all or any part of the shares purchased on this offering.

For all of the foregoing reasons and others set forth herein, an investment in these securities involves a high degree of risk. Any person considering an investment in the securities offered hereby should be aware of these and other risk factors set forth in this Prospectus.

ITEM 4.   USE OF PROCEEDS

     We estimate that after the deduction of legal and auditing expenses, miscellaneous unallocated expenses and printing and transfer fees (which will not, in the aggregate exceed $15,700 if the minimum shares are sold, and $16,100 if the maximum shares are sold), net proceeds of the offering will be not less than $34,300 and not more than $83,900. We intend to apply such proceeds in proportions we deem expedient, according to the following general guidelines. The amounts allocated below are estimates only, and we maintain the option of changing such allocations if conditions warrant.

Item                                     Amount if      Amount if
                                         Minimum Sold   Maximum Sold

Gross Amount of Proceeds:                $    50,000    $   100,000
     Legal Fees                          $    10,000    $    10,000
     Auditing Expenses                   $     5,000    $     5,000
     Transfer Fees                       $       300    $       500
     Printing Costs                      $       400    $       600
               Net Proceeds              $    34,300    $    83,900
     Software Production/Equipment       $    20,000    $    35,000
     Marketing                           $    10,000    $    30,000
     Miscellaneous Expenses              $     2,500    $     8,900
     Working Capital                     $     1,800    $    10,000
                      Total              $    34,300    $    83,900

No portion of the proceeds will be used to retire debt, and none of the proceeds will be used to purchase equipment or any other assets or services from any officers, directors or controlling shareholders of Greatlender. We intend to purchase all equipment on the used boat and individual water craft markets in the Ogden-Salt Lake City area, and other related equipment from unrelated retail sellers.

Funds not required for the immediate needs of the Company will be retained in interest bearing accounts and investments in commercial financial institutions until required.

ITEM 5. DETERMINATION OF OFFERING PRICE

The Common Shares offered by this Prospectus are being offered at Five Cents
($.05) per share.   The price at which the Shares are being offered has been
determined by the Company alone and bears no relationship to earnings, asset value, book value or any other recognized criteria of value. We have based number of shares to be offered and the offering price on the total capital structure of the Company, the number of shares held by insiders and their desire to maintain control of a majority of the Company's outstanding shares after this offering has been completed taking into consideration the fact that the Company may determine to offer additional shares for sale to raise additional capital. No federal or state agency has made any finding or determination as to the merits, fairness or suitability for investment of the Shares, nor has any independent third party, such as an investment banking firm or other expert in the valuation of businesses or securities, made an evaluation of the economic potential of the Company. Consequently, an investment in the Shares should only be made by prospective investors who, either directly or through their own professional advisors, have the financial and business knowledge and experience to meaningfully evaluate the merits and risks thereof. Potential investors are urged to seek and obtain independent analysis of the Company and its proposed business operations before making an investment in the Shares.

ITEM 6. DILUTION

     Our net tangible book value on June 30, 2000 was approximately $9,439 or $.0063 per share. "Net tangible book value" is total assets minus the sum of liabilities and intangible assets. "Net tangible book value per share" is net tangible book value divided by the total number of shares outstanding before the offering.

     After giving effect to adjustments relating to the offering, our pro forma net tangible book value on June 30, 2000 would have been $93,339 or $.02666 per share if the maximum number of shares is sold, and $43,739 or $.01750 per share if the minimum number of shares are sold. The adjustments made to determine pro forma net tangible book value per share are the following:

An increase in total assets to reflect the net proceeds of the offering as described under "Use of Proceeds" based on the public offering price of $.05 per share.

The addition of the maximum and minimum number of shares offered by this prospectus, respectively, to the number of shares outstanding.

The following table illustrates the pro forma increase in net tangible book value of $.0105 per share and the dilution (the difference between the offering price per share and net tangible book value per share) to new investors:

Offering price per share     $.05

Net tangible book value per share as of June 30, 2000:       $.0063
Increase in net tangible book value
per share attributable to the offering
     If the minimum is sold                                  $.01120
     If the maximum is sold                                  $.02036

Pro forma net tangible book value
per share as of June 30, 2000 after
giving effect to the offering
     If the minimum is sold                                 $.01750
     If the maximum is sold                                 $.02667

Dilution per share to new investors
in the offering
     If the minimum is sold                                 $.03250
     If the maximum is sold                                 $.02333

The following table shows the difference between existing stockholders and new investors with respect to the number of shares purchased from us, the total consideration paid and the average price paid per share based on an offering price of $.05 per share for the shares offered hereby.

                                             Total Cash
                                             Consideration
                        Shares     Purchased Paid           Average Price
                        Number     Percent   Amount         Percent Per
Share
Existing Stockholders  1,500,000   100%      $ 10,000       100.0%  $ .00667

New Investors
     If Minimum Sold   1,000,000    40%      $ 50,000       83.33%   $ .05
     If Maximum Sold   2,000,000    57%$      100,000       90.90%   $ .05

ITEM 7. SELLING SECURITY HOLDERS

No shares offered hereby are shares owned beneficially or of record by any stockholders. All shares offered hereby are authorized, but unissued shares of the Company.

ITEM 8.  PLAN OF DISTRIBUTION

At the present time we intend to attempt to sell the shares offered hereby through the efforts of officers and directors of the Company, both by providing notice of the offering on our website and by word of mouth.
Officers and directors will be paid no compensation in connection with the placement of any shares. No underwriter or brokerage firm has agreed to act as underwriter of the shares offered hereby, and no such underwriter or broker
has agreed to either buy any of the shares or sell any of them.   The period
of the offering will be 120 days from the effective date of the registration statement on Form SB-2 which Greatlender has filed in connection with the offering. All subscriptions received may be revoked, and all fund received as consideration for shares will be held in escrow until the minimum 1,000,000 shares shall have been subscribed, and full payment therefor received. If the minimum of 1,000,000 shares has not been sold and if full payment for not less than 1,000,000 has not been received within the offering period, management will, within thirty (30) days of the end of the offering period, ascertain the sums tendered by each subscriber and draw checks on the escrow account payable to them in the amounts tendered and refund all sums tendered by investors by mailing the checks to the addresses stated on the subscription agreements. No interest will be paid on these funds. If our officers and directors perceive that they will be unable to sell the minimum 1,000,000 shares within the offering period, we reserve the right to employ securities broker dealers or employ registered agents licensed to act as such in various states to sell the shares. In that event, we may pay commissions of up to 10% on all sales effected by brokers or agents.

     The officers and directors who will be involved in selling stock on this offering will be Robert Karz and Joe Thomas. We believe that Messrs. Karz and Thomas, both associated persons of the issuer, will not be deemed to be acting as brokers as a result of their sale of shares on the offering as a result of the provisions of Securities and Exchange Commission Rule 3a4-1(a)(4)(ii) promulgated under the Securities Exchange Act of 1934 (17 C.F.R. § 240.314-1(a)(4)(ii). The facts which we believe support this position are that (a) both Karz and Thomas primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, that is: both will be involved on a day to day basis in the operations of Greatlender.
(b) Neither Karz nor Thomas was a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (c) Neither Karz nor Thomas has participated or will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)94)(1) or (a)(4)(iii) of Rule 314-1.

Messrs. Karz and Thomas expect to attempt to sell the shares by placing notice of the offering on the Greatlender.com website and inviting indications of interest from that source, anticipating that a prospectus will be delivered to each person who expresses an interest in the offering. They also intend to speak to friends, associates and others who have expressed an interest in the Company in an effort to place shares. Subscriptions may be accepted from officers, directors or controlling stockholders of Greatlender for up to ten percent (10%) of the total shares offered.

ITEM 9. LEGAL PROCEEDINGS

     There are no pending legal proceedings against Greatlender.com, Inc. and we are not aware that any person or governmental or administrative agency has threatened any such action, or has any reason to bring such an action. We are not aware of any unasserted claims against the Company.

ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
PERSONS

The following persons are our executive officers and directors and should because they conceived of forming the Company and initiating its business plan and provided the capital necessary to those purposes, be deemed to be promoters and control persons of the Company.

Name                      Age   Position              Offices held
Joe D. Thomas             46    President, Director   Inception

Robert M. Karz            40    Vice-President        Inception
                                Secretary, Director

The educational and business history of our officers and directors is as follows.

Joe D. Thomas, age 46, is the president, chief executive officer, secretary, treasurer and director of the Company. Mr. Thomas since June 1992 has been the owner and vice-president of Intermountain Mortgage Company located in Park City, Utah which specialized in residential loans. Prior to starting Intermountain Mortgage Company, Mr. Thomas was the chief financial officer for Rightfit Sports from September 1991 to June 30, 1992. For eight years prior to joining Rightfit Sports Mr. Thomas work in his own CPA firm in Salt Lake City, Utah. Mr. Thomas began his professional career with the accounting firm of Touche Ross. Mr. Thomas graduated from Westminister College in Salt Lake City, Utah with a B.S. degree in 1976 and from the University of Utah with an M.B.A. in 1979.

Rob M. Karz, age 40, Vice President and a Director of Greatlender has, since July 1992, has acted as president and co-founder of Intermountain Mortgage Company located in Park City and Salt Lake City, Utah. Prior to forming Intermountain Mortgage Company, Mr. Karz was involved in the real estate and mortgage business with local and national companies. Mr. Karz received a bachelor of arts degree from Gettysburg College in 1981.

During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of the
Company:

     (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

          (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

          (ii)     engaging in any type of business practice; or

          (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

     (4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

     (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

     (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth as of June 30, 2000, the name and the number of shares of the Company's Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 1,000,000 issued and outstanding shares of the Company's Common Stock, and the name and shareholdings of each director and of all officers and directors as a group and a pro forma presentation of the share holdings of officers, directors and nominees assuming the issuance of an additional 1,000,000 and the sale of the maximum offering of 2,000,000 Shares in this Offering.

                         Amount and    Proforma          Proforma
                         Nature of     Assuming          Assuming
Title       Name of      Beneficial    Percent    1,000,000     2,000,000
of Class    Beneficial   Ownership(1)  of Class   Shares sold   Shares Sold

Management:
Common      Joe Thomas    500,000        33.3%      20.0%        14.3%

Common      Robert Karz   500,000        33.3%      20.0%        14.3%

All Officers,
Directors and
Nominees as a
Group (2 persons)       1,000,000        66.6%      40.0%        28.6%

Principal Shareholder:

Common   Harvey Carmichael 500,000       33.3%      20.0%        14.3%

ITEM 12.  DESCRIPTION OF SECURITIES

The Company is authorized to issue 50,000,000 shares of Common Stock, par value $0.001 per share.

Common Stock

The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. The Company's bylaws provide that a majority of the issued and outstanding shares of the Company constitutes a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Preferred Stock

Shares of Preferred Stock may be issued in one or more series or classes, with each series or class having the rights and privileges respecting voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series as determined by the board of directors at the time of issuance. There are several possible uses for shares of Preferred Stock, including expediting financing and minimizing the impact of a hostile takeover attempt. The Company has no present plans to issue any new shares of Preferred Stock.

Authority to Issue Stock

The board of directors has the authority to issue the authorized but unissued shares of Common Stock without action by the shareholders. The issuance of such shares would reduce the percentage ownership held by persons purchasing Shares in this Offering and may dilute the book value of the then existing shareholders.

Shares Eligible for Future Sale

In August 1999 the Company issued 1,000,000 shares to individuals on the formation of the Company. All of such shares are "restricted securities" as defined under rule 144 promulgated under the Securities Act. Rule 144 provides, in essence, that as long as there is publicly available current information about the Company, restricted securities for which a period of one year has lapsed since the later of the date of acquisition from the issuer or from an affiliate of the issuer may sell in each 90 day period, providing he is not a part of a group acting in concert, an amount equal to the greater of the average weekly trading volume of the stock during the four calendar weeks preceding the sale or 1% of the Company's issued and outstanding Common Stock, provided that the seller meets the other conditions of Rule 144 respecting manner of sale, filing a notice with the Securities and Exchange Commission and other items. Consequently, in August 2000, the 1,000,000 shares held by current shareholders, including officers and directors, may become eligible for resale.

The potential for sale of restricted securities may have a depressive effect on any trading market that may exist for the Company's Common Stock.

Registrar and Transfer Agent

The Company acts as its own transfer agent. Upon the closing of the Offering the Company will use Interwest Stock Transfer Company in Salt Lake City, Utah.

ITEM 13.  INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel to the Company has been hired on a contingent basis, will receive a direct or indirect interest in the Company, or was or will be a promoter, underwriter, voting trustee, director, officer or employee
of the Company.   Legal services in connection with the offering were provided by James N. Barber, Esq., Suite 100, Bank One Tower, 50 West Broadway, Salt Lake City, UT 84101, and David T. Thomson, P.C., C.P.A. has audited the financial statements included herein.

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Article IX of the Articles of Incorporation of Greatlender require the corporation to indemnify each director and officer against all liabilities and expenses reasonably incurred in connection with any action, suit or proceeding to which he may be made a party because of the fact that he is or was a director or officer of the corporation to the full extent permitted by Nevada law. The corporation may advance expenses incurred in defense of any such claims if the subject officers or directors sign an undertaking to repay those amounts if it is determined by a court of competent jurisdiction that he is not entitle to be indemnified by Greatlender.

Greatlender has been advised that in the opinion of the Securities and Exchange Commission indemnification of officers and directors for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Act and is, therefore, unenforceable. Greatlender has undertaken that in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precendent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

In August of 1999 Joe Thomas and Robert Karz, officers, directors founders and promoters of the Company, acting as the Board of Directors of the Company, adopted a resolution awarding 500,000 common shares of the Company to each of them as compensation for their services in forming the Company, conceiving its business plan, and providing $5,000 in initial capital to accomplish those tasks.

On May 25, 2000 the Board authorized the sale of an additional 500,000 common shares to Harvey Carmichael at $.01 per share for total consideration of $5,000 in cash.

These transactions were not entered into at arms length. The number of shares issued was without regard to the actual value of the services performed and the cash, received for them. Nevertheless, the Board valued the cash and services of each recipient of shares in excess of $500, the par value of the stock.

ITEM 16.  DESCRIPTION OF BUSINESS

The Company was originally conceived of as a full online mortgage broker by Robert Karz and Joe Thomas, principals in Intermountain Mortgage Company of Park City, Utah. Upon further reflection, however, the founders decided that since they were already involved in a licensed mortgage company which relied on realtors and housing contractors for business leads, it would be wasteful and unnecessary to duplicate the structure of that business for the sole purpose of establishing an internet mortgage placement service. Accordingly, they formed Greatlender.com, Inc. for the sole purpose of creating an attractive web site to attract consumer mortgage business, and caused it to enter into an agreement by which Greatlender contracted the services of Intermountain Mortgage Company in processing the applications received via Greatlender's internet web site and placing them with mortgage lenders for a fee of one-half point of the loan amount, that is, a fee of approximately .5% (.005) of the face value of each mortgage sold. A copy of this agreement is found as an exhibit to this Prospectus.

With the development of the Internet, and its access to a nationwide market from one location, and the cost savings which can be obtained by not having to pay commissions to mortgage brokers, the online mortgage banking business is able to offer lower rates and fees than the traditional mortgage banking business.

     Greatlender and Intermountain feel now is the time for it to create an online mortgage business. There is presently tremendous interest in online mortgage banking from the public as newspaper and television stories are presented on the new industry. Additionally, several of the large national online mortgage businesses are advertising on the advantage of obtaining a mortgage over the Internet. This has created an existing interest in consumers which the Company hopes to capitalize upon and to use the knowledge learned through the founders experience with Intermountain.

Marketing

The most difficult task facing the Company will be competing against the large advertising dollars being spent by other online mortgage banking companies. One of the difficulties in establishing a successful Internet site is directing potential customers to a site. With the expansion of Internet commerce, there is tremendous competition for customers and establishing a brand name. Because of this competition for customers, much of the initial business attention from Internet companies is on brand recognition and advertising rather than generating profits. This brand recognition has created a situation where advertising has become costly over the Internet as well as with traditional media.

The Company hopes to be able to compete by using many of its current advertising methods and focusing on local levels to generate initial interest and revenue in the Company. As well as seeking applications online, Greatlender will continue to focus on developing online access to real estate professionals including real estate agents who have the most contact with home buyers in marketing the Company's services. Media advertising will be focused on local areas where the Company is expanding its operations. Initial advertising will be aimed at the local real estate sections of newspapers and when justified local television. Additionally, the Company will use mailings to contractors and real estate professionals to show them the advantages their clients can receive by using the Company's services.

The Company's success will be dependent on attracting customers to this new method of obtaining a mortgage loan. The Company is hopeful that the reduced fees associated with using an online mortgage broker will encourage many real estate professionals to refer their clientele to the Company. The Company's biggest obstacle will be from other online mortgage brokers who are either themselves larger than the Company or are a subsidiary of a large company. These companies will be able to generate far more traffic to their site. The Company is hopeful, however, by focusing on the fundamentals of its business and keeping its cost low it will be able to offer competitive rates on fees which should encourage customers to chose its services.

Trademarks

The Company intends to apply for trademark protection on its name as well as that of any subsidiaries it forms. The Company has secured the domain name "Greatlender.com."

Seasonality

The mortgage business tends to be somewhat secular with the spring and summer months being busier as people tend to wait until school is out prior to any moves. As the Company expands into the secondary mortgage area offering seconds and other loan packages, the seasonality should be alleviated.

Regulations

There are not significant regulations covering the mortgage industry at this time. The mortgage industry is generally handled on a state by state regulatory basis with each state imposing its own licensing requirements. Intermountain Mortgage Company is fully licensed to operate as a mortgage company in Utah. Accordingly, Greatlender intends to initially offer mortgages in the States of Utah. The State of Nevada requirements are substantially more complicated but Intermountain and Greatlender, if we are advised that it too must be licensed, does not foresee any problems with obtaining the necessary licenses. There can be no assurance that regulations will not develop in the future that will change the Company's ability to engage in the mortgage industry or that will negatively affect the Company's profitability in the future.

Competition

The Company faces competition from local mortgage companies and from large national mortgage companies and upstarts which have substantial financial backing. With the national capabilities of the Internet, the Company will be competing against companies in its own geographical location and with companies across the nation. Essentially, once proper licenses are obtained, a company in any geographical location in the United States will be able to compete against the Company. The Company feels it is still to early to foresee how the competition will affect its business. One issue the Company is concerned about is statistics that suggest small retailers will account for only 9% of Internet commerce. This indicates that either the small retailer is not yet embracing the Internet or doing so ineffective or that the large dollars being spent on Internet commerce by the larger competitors is garnishing the lion share of Internet commerce. The Company feels until its business model is tried for a period of time it is to early to predict its success.

Facilities

The Company will initially utilize space provided by a related corporation, Intermountain Mortgage. The facilities will initially be available upon a rent free basis until the Company is in an operational position. Once operational, the Company will be allocated a portion of Intermountain's rent overhead based on the portion of the facility utilized. Currently, Intermountain pays $14.50 per square foot. As its operations expand and as warranted, the Company will lease separate office space. The Company hopes to keep its overhead down and does not anticipate leasing grade A office space. Instead, the Company will focus on office space aimed at handling high volume of calls and computer terminals. Greatlender presently has no employees and is operated exclusively by its officers. This situation will persist during the foreseeable future until we generate sufficient revenues from operation to pay employees to deal exclusively with the internet referrals and applications we hope to generate.

ITEM 17.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Greatlender.com, Inc. is a start-up corporation which has conducted no active business operations. The Company's founders are owners, officers and directors of an existing commercial mortgage corporation whose business is to find mortgage loans for retail commercial and residential borrowers. Management has seen the development of a significant shift in the mortgage business to Internet based operations who advertise their services on dedicated Internet web pages, communicate with potential retail customers via e-mail and through direct telephonic communications, and who obtain application documents through the Internet. Thereupon, they attempt to place mortgage loans for these customers through banks, savings and loans and other commercial mortgage providers, charging a fee for the placement services.

Over the last two years there has been a significant shift of the mortgage origination business to the Internet, and the Company's founders believe Internet mortgage operations can provide a fair return on capital expended to register mortgage-related web sites, develop attractive web pages and provide the minimal computer hardware and appropriate software to be used in communicating with customers and placing their applications with qualified lenders.

Because the cash outlays will be modest, management believes the Company can operate for no less than one year if the minimum number of shares offered hereby are sold. If that minimum is not reached, all money received from investors will be returned, without interest. Management is prepared to fund the Company's operations until it can be ascertained whether the minimum number of shares offered hereby can be sold.

We do not contemplate spending significant sums on research and development in excess of amounts necessary to establish an attractive format for the Greatlender.com web site. The business of the Company will be conducted by its founder, officers and directors.

DESCRIPTION OF PROPERTY

We do not own any interests in real property. The Company operates out of rented premises located at 3191 South Valley Street, #201, Salt Lake City, UT 84109 on a month-to-month tenancy. Since the Company's business will all be done via telephone and over the Internet, no substantial business presence is required. The Company owns computer equipment adequate to serve its needs.

We do not anticipate investing in real estate or interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The only transactions between the Company and its officers, directors, control stockholders, or any nominee for election as a directors were the transactions by which 500,000 common shares were issued to Joe Thomas and 500,000 shares were issued to Robert Karz for their services in founding the corporation, the services it is anticipated they will provide to the corporation, and $5,000 cash. On May 25, 2000 the Board authorized the sale of an additional 500,000 common shares to Harvey Carmichael in exchange for $5,000 cash.
These transactions were not entered into at arms length. The number of shares issued to the founders was determined on the basis of the $.001 par value of the shares, the fact that the founders formed the corporation and conceived, and will execute its business plan, and their desire to retain control of the Company after sale of the shares offered hereby to raise start-up capital.
The Board of Directors valued the services performed, and to be performed, and the cash consideration by the founders, and the capital contributed by Mr. Carmichael, who is a loan officer at Intermountain Mortgage, at a sum in excess of the par value of the shares issued to them.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no market for common shares of Greatlender.com, Inc. The shares are not now, and have never been traded on any securities exchange or other market, and no assurance can be given that a trading market in Greatlender shares will ever develop. See "Risk Factors" herein. There are no existing options or warrants entitling any person to purchase common shares of Greatlender. There are 1,500,000 common shares which will be eligible to be sold, in limited quantities, beginning in June of 2001. Sale of any substantial number of these shares could have a substantial depressive effect on the bid price of Greatlender shares in any market which might develop. Greatlender has not agreed to register any of the outstanding common shares of the Company under the Securities Act of 1933. At the present time, all of our outstanding shares are held by three (3) beneficial owners. No dividends on common shares have been declared since Greatlender was organized and, though are no restrictions on our ability to declare dividends, the Board does not intend to declare dividends on common shares in the foreseeable future.

EXECUTIVE COMPENSATION

     At this time none of our officers or directors are receiving any remuneration.

     There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation pursuant to any presently existing plan provided or contributed to by the Company. No remuneration is proposed to be paid to any officer or director pursuant to any existing plan. The Board of Directors will consider paying reasonable compensation to officers and directors who perform the Company's business, but will do so only out of operating revenues, should any such revenues be receive.

FINANCIAL STATEMENTS


David T. Thomson P.C.


     Certified Public Accountant

P.O. Box 571605     Murray, Utah 84157 (801) 966-9481

INDEPENDENT ACCOUNTANT'S REVIEW REPORT



Board of Directors and Shareholders
Greatlender.com, Inc.
Salt Lake City, Utah



I have reviewed the accompanying balance sheet of Greatlender.com, Inc, as of June 30, 2000, and The related statements of operations, and cash flows for the six months ended June 30, 2000 and 1999. These financial statements are the responsibility of the management of Greatlender.com, Inc.

I conducted my review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial statements consist principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying. financial statements in order for them to be 'in community with generally accepted accounting principles.




Sale Lake City, Utah
September 11, 2000

                        GREATLENDER.COM, INC.
                  (A Development Stage Company)

                        FINANCIAL STATEMENTS

        FROM INCEPTION (AUGUST 13, 1999) TO DECEMBER 31,1999
                                WITH
                        INDEPENDENT AUDITOR'S REPORT

                        GREATLENDER.COM INC.
                   (A Development Stage Company)

                             CONTENTS
                                                PAGE
     Independent Auditor's Report                 1
     Balance Sheets                               2
     Statements of Operations                     3
     Statement of Stockholders' Equity            4
     Statements of Cash Flows                     5
     Notes to Financial Statements                6

David T. Thomson
P.C.


     Certified Public Accountant

P.O. Box 571605     Murray, Utah 84157 (801) 966-9481


Independent Auditor's Report

Board of Directors
Greatlender.com, inc.


I have audited the accompanying balance sheet of Greatlender.com, Inc. (a development stage company) as of December 31, 1999 and the related statements of operations, stockholders' equity and cash flows from inception (August 13, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurances about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greatlender.com, Inc. (a development stage company) as of December 31, 1999, and the results of its operations and its cash flows from Inception (August 13, 1999) to December 31, 1999 in conformity with generally accepted accounting principles.

As discussed on Note 1, the Company has been in the development stage since its inception on August 13, 1,999. The Company has limited operating capital with current assets exceeding current liabilities by $4,439 and no operations. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.



Salt Lake City, Utah

June 16, 2000

                           GREATLENDER.COM, INC.
                      (A Development Stage Company)

                             BALANCE SHEET

                                 ASSETS

                                           June 30,     December 31,
                                            2000           1999
                                         (Unaudited)

     CURRENT ASSETS:
     Cash on hand                           $ 5,121         $1,617
     Deferred offering costs                  4,318          3,508

     Total Current Assets                     9,439          5,125

     TOTAL ASSETS                            $9,439         $5,125

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                 -           $686

Total Current Liabilities                        -            686

STOCKHOLDERS' EQUITY:
 Preferred stock; $.001 par value,
  5,000,000 shares authorized, no
  shares issued and outstanding                  -              -
 Common stock, S.001 par value, 50,000,000
  shares authorized, 1,500,000 and 1,000,000
  shares issued and outstanding respectively  1,600         1,000
 Additional paid-in capital                   8,500         4,000
 Earnings (deficit) accumulated during the
  development stage                            (561)         (561)

     Total Stockholders' equity               9,439         4,439

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $9,439        $6,125


The accompanying notes are an integral part of these financial statements.

                      GREATLENDER.COM, INC.
                 (A Development Stage Company)

                    STATEMENT OF OPERATIONS


                           For the     For the     From           From
                           Six Months  Six Months  Inception
Inception                                Ended       Ended       (August
13,    (August 13,
1999)           1999)
                           June 30,    June 30,    to December 31, June 30,
                           2000        1999        1999            2000
                          (Unaudited)  (Unaudited)                (Unaudited)

REVENUE                      $    -     $    -      $   -          $    -

EXPENSES
  Bank charges                    -          -          14                14
     Professional fees            -          -         547               547

     Total expenses               -          -         561               661

NET INCOME (LOSS)            $    -     $    -       $(561)             (561)

EARNINGS (LOSS) PER SHARE     (0.00)     (0.00)      (0.00)            (0.00)

The accompanying notes are an integral part of these financial statements.

                              GREATLENDER.COM. INC.
                         (A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY


                                                              From
                                                           Inception
                        Common Stock     Additional     (August 13, 1999)
                                          Paid-in         to March 31,
                     Shares     Amount    Capital             2000

BALANCE,
 August 13, 1999
 (inception)                   -    $    -     $     -       $          -

Shares issued for cash
 at $.006 per share,
 August 13,1999        1,000,000     1,000       4,000                  -

Net income (loss)
 from August 13, 1999
 (inception)
 to December 31, 1999          -         -           -               (561)

BALANCE,
 December 31, 1999     1,000,000     1,000       4,000               (561)

Shares issued for cash
 at $.01 per share,
 May 25, 2000
 (Unaudited)             500,000       500       4,500                  -


Net income (loss) for
 the six months ended
 June 30, 2000
 (Unaudited)                  -         -           -                    -


BALANCE,
 June 30, 2000
 (Unaudited)          1,500,000      1,500      8,500                 (561)

The accompanying notes are an integral part of these financial statements.

                           GREATLENDER.COM, INC.
                      (A Development Stage Company)
                            STATEMENT OF CASH FLOWS

                           For the     For the     From           From
                           Six Months  Six Months  Inception
Inception                                Ended       Ended       (August
13,    (August 13,
1999)           1999)
                           June 30,    June 30,    to December 31, June 30,
                           2000        1999        1999            2000
                          (Unaudited)  (Unaudited)                (Unaudited)

CASH Flows FROM OPERATING ACTIVITIES:
 Cash paid for expenses     $ (1,496)    $     -    $ (3,383)       $ (4,879)

     Total cash Used in
      operating activities  $ (1,496)    $     -    $ (3,383)       $ (4,879)


CASH FLOW PROM INVESTING ACTIVITIES:

CASH FLOWS FROM FINANCING ACTIVITIES:
 Issuance of common
  stock for cash              5,000             -      5,000          10,000

     Total cash provided
      by financing activities 5,000             -      5,000          10,000
NET INCREASE (DECREASE)
 IN CASH                      3,504             -      1,617           5,121

CASH- BEGINNING OF PERIOD     1,617             -          -               -

CASH- END OF PERIOD          $5,121             -      1,617           5,121


RECONCILIATION OF NET INCOME
 (LOSS) TO NET CASH PROVIDED
 (USED) BY OPERATING ACTIVITIES

NET INCOME (LOSS)            $     -     $      -      $ (561)        $ (561)

Adjustment to reconcile net
 income (loss) to net cash
 provided (used) by operating
 activities
   Changes in assets and
    liabilities
     Increase in deferred
      offering costs           (810)            -       (3,508)      (4,318)
     Increase (decrease)
      in accounts payable      (696)            -          686            -

        Total Adjustments     (1,496)           -       (2,822)
(4,318)

NET CASH PROVIDED (USED)
  BY OPERATING ACTIVITIES     (1,496)   $      -      $(3,383)
$(4,879)

The accompanying notes are an integral part of these financial statements.

                         GREATLENDER.COM INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS

(Information with respect to June 30,2000 and for the six months then ended is unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Greatlender.com, Inc. (The Company) was organized under the laws of the State of Nevada on August 13, 1999 and has elected a fiscal year end of December 31st . The Company was formed to pursue the development of an interact based mortgage company. The Company believes that now is the time to establish a brand present on the interest for mortgage loans. The Company has not commenced planned principle operations and is considered a development stage company as defined in SPAS No. 7. The Company, has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of The Company and other relevant factors.

Net Earnings Per Share - The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the period presented.

Income Taxes - Due to no operations or net income at December 31, 1999, no provisions for income taxes has been made. There are no deferred income taxes resulting from income and expense items being reported for- financial accounting and tax reporting purposes in different periods.

Cash and Cash Equivalents - For purposes of the statement of cash flows, The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company has had no noncash investing or financing activities

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Interim Information - In the opinion of management the unaudited financial statements reflect all adjustments, consisting only of normal adjustments, necessary to present fairly, the financial position of The Company at June 30, 2000 -and 1999 and the results of operations and cash flows for the six months then ended- The results of operations and cash flows for the six months ended June 30, 2000 should not necessarily be taken as indicative of the results of operations and cash flows for the entire year ended December 31, 2000.

NOTE 2 - COMMON STOCK TRANSACTIONS

The Company on August 13, 1999 (inception) issued 1,000,000 of S-00 I par value common stock for $5,000. On May 25, 2000, The Company sold 500,000 shares of its S.001 par value common stock to an individual at S.0 I per share for a total of $5,000.

                         Greatlender.com, INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS
(information with aspect to June 30, 2000 and for the six months then ended is unaudited)


NOTE 3 - RELATED PARTY TRANSACTIONS

An officer is providing free office space to the Company, the free rent was determined to have only nominal value. The Company has no employees. As of December 31, 1999 no compensation has been paid or accrued to any officer, or directors of the Corporation bemuse it is of a nominal value.

NOTE 4 - PROPOSED LIMITED OFFERING OF THE COMPANY'S COMMON STOCK

The Company is in the process of preparing a Registration Statement on form SB-2 under the Securities Act of 1933, for the sale of its common. Under the offering, The Company will sell a minimum of 700,000 shares of common stock at a price of $.05 per share for $35,000 up to a maximum of 2,000,000 shares of common stock at S.05 per sham for $100,000. The stock is being offered by The Company directly on a best efforts, minimum 700,000 shares to a maximum 2,000,000 shares basis with no commissions received by any person. The company estimates the direct costs of the offering to be $10,000. The length of the offering is for 180 days and the length can be extend by The Company for up to an additional 30 days.

NOTE 5 - INCOME TAXES
At December 31, 1999, The Company bad a net federal operating loss (NOL) of $561 which can be carried forward to offset operating income. The NOL will expire, in the years 2019. A valuation allowances of $84 has been established for the deferred tax asset associated with the above NOL, The change in the NOL allowance for 1999 was $84.

                     GREATLENDER.COM, INC.
                 (A Development Stage Company)

                      FINANCIAL STATEMENTS

     FROM INCEPTION (AUGUST 13, 1999) TO DECEMBER 31, 1999

                             WITH

                  INDEPENDENT AUDITOR'S REPORT

GREATLENDER.COM, INC.
(A Development Stage Company)


CONTENTS                                                            PAGE

Independent Auditor's Report                                          1
Balance Sheets                                                        2
Statements of Operations                                              3
Statement of Stockholders' Equity                                     4
Statements of Cash Flows                                              5
Notes to Financial Statements                                         6

Independent Auditor's Report

Board of Directors
Greatlender.com, inc.


I have audited the accompanying balance sheet of Greatlender.com, Inc. (a development stage company) as of December 31, 1999 and the related statements of operations, stockholders' equity and cash flows from inception (August 13, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greatlender.com, Inc. (a development stage company) as of December 31, 1999, and the results of its operations and its cash flows from Inception (August 13, 1999) to December 31, 1999 in conformity with generally accepted accounting principles.

As discussed on Note 1, the Company has been in the development stage since its inception on August 13, 1999. The Company has limited operating capital with current assets exceeding current liabilities by $4,439 and no operations.

Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Salt Lake City, Utah
June 16, 2000




                              GREATLENDER.COM, INC.
                          (A Development Stage Company)

                                 BALANCE SHEET

ASSETS                                          March 31,        December 31,
                                                 2000             1999

(Unaudited)


CURRENT ASSETS:

     Cash on hand                                 $931             $1,617
     Deferred offering costs                      3,508             3,508
               Total Current Assets               4,439             5,125

TOTAL ASSETS                                     $4,439             $5,125
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                              $0                 $686

               Total Current Liabilities           0                   686

STOCKHOLDERS' EQUITY:

      Preferred stock; $.001 par value,
       5,000,000 shares authorized, no
       shares issued and outstanding                0                    0

     Common stock; $.001 par value, 50,000,000
          shares authorized, 1,000,000 shares
          issued and outstanding                    1,000             1,000

     Additional paid-in capital                     4,000             4,000

     Earnings (deficit) accumulated during the
          development stage                          (561)            (561)

               Total Stockholders' Equity           4,439            4,439


TOTAL LIABILITIES AND
    STOCKHOLDERS'  EQUITY                          $4,439           $5,125

                                       GREATLENDER.COM, INC.
                                       (A Development Stage Company)

                                       STATEMENT OF OPERATIONS

                               For the       For the
                               Three         Three      From         From
                               Months        Months     Inception    Inception
                               Ended         Ended      (8-13-99)to
(8-13-99)to
                               March 31,   March 31,    December     March 31,
                               2000           1999      31, 1999         2000
                               (Unaudited)  (Unaudited)
(unaudited)

REVENUE                       $0              $0          $0            $0

EXPENSES
     Bank charges              0               0           14            14
     Professional fees         0               0          547           547
          Total expenses       0               0          561           561

NET INCOME (LOSS)             $0              $0        $(561)        $(561)
EARNINGS (LOSS)
   PER SHARE                  $0.00           $0.00     $0.00         $0.00

                                       GREATLENDER.COM, INC.
                                       (A Development Stage Company)

                                       STATEMENT OF CASH FLOWS

                         For the       For the
                         Three         Three       From           From
                         Months       Months       Inception      Inception
                         Ended         Ended       (08-13-99) to  (8-13-99)to
                         March 31,   March 31,     December       March 31,
                         2000            1999      31, 1999       2000
                        (Unaudited)  (Unaudited)                  (unaudited)


CASH FLOWS
FROM OPERATING
ACTIVITIES:
     Cash paid for expenses             (686)       0        (3,383)   (4,069)
          Total cash used in
            operating activities        (686)       0        (3,383)   (4,069)

CASH FLOW FROM
  INVESTING ACTIVITIES:                    0        0             0         0

CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of common
       stock for cash                      0        0         5,000      5,000

          Total cash provided
            by financing activities        0        0         5,000      5,000

NET INCREASE
  (DECREASE) IN CASH                    (686)       0         1,617        931

CASH - BEGINNING
  OF PERIOD                            1,617        0             0          0
CASH - END OF PERIOD                    $931       $0        $1,617       $931

RECONCILIATION OF NET
 INCOME (LOSS) TO
 NET CASH
   PROVIDED (USED) BY
    OPERATING ACTIVITIES
NET INCOME (LOSS)                         $0       $0        $(561)     $(561)

Adjustment to reconcile
  net income (loss) to net
  cash provided (used) by
  operating activities
          Changes in assets and
            liabilities
               Increase in deferred
                offering costs             0          0      (3,508)   (3,508)
               Increase (decrease)
                in accounts payable     (686)         0         686          0
                    Total Adjustments   (686)         0      (2,822)   (3,508)


NET CASH PROVIDED (USED)
  BY OPERATING ACTIVITIES              $(686)        $0     $(3,383)  $(4,069)

                                    GREATLENDER.COM, INC.
                               (A Development Stage Company)

                  STATEMENT OF STOCKHOLDERS' EQUITY







                                                                      From
                                                                   Inception
                        Common stock         Additional       (August 13,1999)
                                              Paid-In             To March 31,
                      Shares     Amount       Capital              2000


BALANCE,
  August 13, 1999
  (inception)           0          $0           $0                      0

Shares issued for
 cash at $.005 per
 share, August 13,
 1999                 1,000,000   1,000        4,000                  0

Net income (loss)
 from August 13, 1999
  (inception) to
  December 31, 1999         0         0            0                  (561)

BALANCE,
  December 31, 1999   1,000,000   1,000         4,000                 (561)

Net income (loss)
for the three month
ended March 31,
2000 (Unaudited)    0                  0                  0                  0

BALANCE,
March 31, 2000
  (Unaudited)         1,000,000   $1,000         $4,000              $(561)

                     GREATLENDER.COM, INC.
                 (A Development Stage Company)

                 NOTES TO FINANCIAL STATEMENTS


NOTE   1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               Organization - Greatlender.com, Inc. (The Company) was organized under the laws of the State of Nevada on August 13, 1999 and has elected a fiscal year end of December 31st . The Company was formed to pursue the development of an Internet based mortgage company. The Company believes that now is the time to establish a brand present on the Internet for mortgage loans. The Company has not commenced planned principle operations and is considered a development stage company as defined in SFAS No. 7. The Company, has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of The Company and other relevant factors.

            Net Earnings Per Share - The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the period presented.

          Income Taxes - Due to no operations or net income at December 31, 1999, no provisions for income taxes has been made. There are no deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods.

          Cash and Cash Equivalents - For purposes of the statement of cash flows, The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The
Company  has had no noncash investing or financing activities.

          Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Unaudited Interim Information - In the opinion of management, the unaudited financial statements reflect all adjustments, consisting only of normal adjustments, necessary to present fairly, the financial position of
The       Company at March 31, 2000 and 1999  and the results of operations and cash flows for the three months then ended. The results of operations and cash flows for the three months ended March 31, 2000 should not necessarily be taken as indicative of the results of operations and cash flows for the
entire year ended       December 31, 2000.

     NOTE   2  -  COMMON STOCK TRANSACTIONS

            The Company on August 13, 1999 (inception) issued 1,000,000 of $.001 par value common stock for $5,000.

     NOTE    3  -  RELATED PARTY TRANSACTIONS

            An officer is providing free office space to The Company, the free rent was determined to have only nominal value. The Company has no employees. As of December 31, 1999 no compensation has been paid or accrued to any officers or directors of the Corporation because it is of a nominal value.

                          GREATLENDER.COM, INC.
                 (A Development Stage Company)

                 NOTES TO FINANCIAL STATEMENTS


     NOTE   4   -   PROPOSED LIMITED OFFERING OF THE COMPANY'S COMMON
STOCK

          The Company is in the process of preparing a Registration Statement on form SB-2 under the Securities Act of 1933, for the sale of its common. Under the offering, The Company will sell a minimum of 700,000 shares of common stock at a price of $.05 per share for $35,000 up to a maximum of 2,000,000 shares of common stock at $.05 per share for $100,000. The stock is being offered by The Company directly on a best efforts, minimum 700,000 shares to a maximum 2,000,000 shares basis with no commissions received by any person.
          The company estimates the direct costs of the offering to be $10,000. The length of the offering is for 180 days and the length can be extend by The Company for up to an additional 30 days.

          NOTE   5   -   SUBSEQUENT EVENT

          On May 25, 2000, The Company sold 500,000 shares of its $.001 par value common stock to an individual at $.01 per share for a total of $5,000.

          NOTE   6   -   INCOME TAXES

At December 31, 1999, The Company had a net federal operating loss (NOL) of $561 which can be carried forward to offset operating income. The NOL will expire in the years 2019. A valuation allowances of $84 has been established for the deferred tax asset associated with the above NOL. The change in the NOL allowance for 1999 was $84.

ITEM 23.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

     Since Greatlender.com, Inc. was formed, the principal independent accountant for the Company has neither resigned or declined to stand for reelection, or has any accountant been dismissed. There have been no disagreements between the Company and its auditor on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused the auditor to make reference to the subject matter of the disagreement in connection with its report.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     There is no provision of our Certificate of Incorporation or Bylaws, or any statute, contract or other arrangement which contains any provision that insures or indemnifies any controlling person, officer or director from any liability related to the individual's service in that capacity.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On August 15, 1999, the Board of Directors authorized the issuance of 500,000 common shares each to Joe Thomas and Robert Karz, officers, directors and
founders of the Company.   On May 25, 2000, the Board authorized the sale of
an additional 500,000 common shares to Harvey Carmichael for $5,000 cash. These shares were issued without registration under the Securities Act of 1933 (the "1933 Act") in reliance on Section 4(2) of the 1933 Act which exempts transactions by an issuer not involving any public offering from the registration requirements of the Act. The Company relies on the following facts to support its claim to entitlement of that exemption.

     1. The officers and directors who are purchasing shares are fully apprized of the fact that the Company has no significant assets, has conducted no business, and is a start-up venture with nothing more than a speculative business plan.

     2. As a result of the foregoing, the purchasers of these shares are not in need of the protection which would be afforded by registration under the Securities Act of 1933.

     3. The purchasers have been advised that the shares, when issued, will be "restricted securities" as that phrase is defined by paragraph (a) of SEC Rule 144 under the Act, and that in order for them to resell all or any part of the shares, they will be required to abide by the conditions set forth in that Rule.

     4. The purchasers have acknowledged that they purchased the shares for their own accounts, for investment, not with a view to distribution.

     5. Each of the purchasers has consented to the imposition of a legend on the face of the certificates representing his shares to the effect that the same may not be resold without registration or the availability of an exemption from registration, and further consented to the placement of stop-transfer orders against the shares until the Company is satisfied that they are either subject to a registration statement under the Act or may be sold pursuant to some applicable exemption from registration.

     The shares were sold by management without the use of an underwriter. No commissions were paid.

     There have been no additional sales of shares of the Company.

ITEM 27.  EXHIBITS

     The Exhibits required by Item 601 of Regulation S-B and an index thereto, are attached. Included in these Exhibits are the Certificate of Incorporation, Bylaws, legal opinion by James N. Barber, corporate counsel for the Company, consent and opinion of accountant.

ITEM 28.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to:

     (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

               (ii) Reflect in the prospectus any facts or events which individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee " table in the effective registration statement.

               (iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registrations statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregated, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iv) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1922 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX OF EXHIBITS

Name of Exhibit                                 Exhibit No.

Certificate of Incorporation                    Exhibit 3.(i)

By-laws                                         Exhibit 3.(ii)

Legal Opinion of James N. Barber                Exhibit 5

Consents of Counsel and experts                 Exhibit 23

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, On June 30, 2000.

GREATLENDER.COM, INC.

By: /s/ Joe Thomas
    Joe Thomas, President

SPECIAL POWER OF ATTORNEY

     The undersigned constitute and appoint Joe Thomas his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

GREATLENDER.COM, INC.

/s/ Robert Karz
Robert Karz
Secretary/Treasurer and Director.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Name               Title                               Date
 Joe Thomas,       President, CEO,
                   Director                     Date: June 30, 2000
/s/ Joe Thomas
Joe Thomas


Secretary, Treasurer, Director      Date: June 30, 2000.
/s/ Robert Karz
Robert Karz